Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


        To Trex Medical Corporation:

        As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement.



                                                  ARTHUR ANDERSEN LLP



        Boston, Massachusetts
        December 23, 1996